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                                                           Exhibit 99.(b)(10)(a)

                        [SUTHERLAND ASBILL & BRENNAN LLP]

                                 April 26, 2004


EquiTrust Life Insurance Company
5400 University Avenue
West Des Moines, Iowa 50266

         Re:      Equitrust Life Annuity Account II
                  (File No. 333-61899)
                  ----------------------------------

Gentlemen:

     We hereby consent to the reference to our name under the caption "Legal Matters" in the Statement of Additional Information filed as part of Post-Effective Amendment No. 10 to the Registration Statement on Form N-4 (File No. 333-61899) for Equitrust Life Annuity Account II. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.


                         Sincerely,

                         SUTHERLAND ASBILL & BRENNAN LLP


                         By: /s/ Stephen E. Roth
                             -------------------
                                 Stephen E. Roth